CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 17, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-16693) of Dreyfus Cash Management Plus, Inc.



                                               ERNST & YOUNG LLP


New York, New York
May 25, 1999